PRICING SUPPLEMENT NO. 23                                      Rule 424(b)(3)
DATED: September 11, 1997                                   File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $5,000,000     Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 9/16/97     Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 9/17/2001

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                          Optional          Optional
                    Redemption            Repayment         Repayment
Redeemable On       Price(s)              Date(s)           Price(s)
-------------       ----------            ---------         ---------

N/A                 N/A                   N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  6.595%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                            Maximum Interest Rate:

[_]         Commercial Paper Rate               Minimum Interest Rate:

[_]         Federal Funds Rate                  Interest Reset Date(s):

[_]         Treasury Rate                       Interest Reset Period:

[_]         LIBOR Reuters                       Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate


Initial Interest Rate:                          Interest Payment Period:

Index Maturity:

Spread (plus or minus):

---------------------------

*   The 16th of each March and September.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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